Exhibit 12(b)

I, James G. O’Brien, President and I, Troy Statczar, Treasurer of the Henderson Global Funds (the “Trust”), each certify that:

1.	The Form N-CSR of the Trust for the period ended January 31, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:       /s/ James G. O’Brien
James G. O’Brien
President (principal executive officer) of Henderson Global Funds

Date:    April 5, 2016

By:       /s/ Troy Statczar
Troy Statczar
Treasurer (principal financial officer) of Henderson Global Funds

Date:    April 5, 2016